SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      January 2, 2004 (December 15, 2003)

                               WINWIN GAMING, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                       84-1219819
----------------------------                ------------------------------------
(State or Other Jurisdiction                (IRS Employer Identification Number)
     of Incorporation)
                                     0-21566
                             ----------------------
                             Commission File Number

                             2980 Rainbow Boulevard
                                   Suite 200K
                             Las Vegas, Nevada 89146
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (702) 233-4138
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On December 15, 2003, WinWin Gaming, Inc. (the "Company"), through its Chinese affiliate, WinWin Consulting (Shanghai) Co. Ltd. ("WinWin Shanghai"), entered into a Cooperation Agreement (the "Cooperation Agreement") with the Shanghai Welfare Lottery Issuing Center ("Shanghai Lottery") and a TV Cooperation Agreement (the "TV Cooperation Agreement") with Shanghai Lottery.

Shanghai Lottery is a governmental authority that is in charge of the China Welfare Lottery games in the Shanghai municipal district. Shanghai lottery entered into the Cooperation Agreement and the TV Cooperation Agreement (collectively, the "Agreements") to improve its sales and distribution of instant lottery games in the Shanghai municipal district.

Pursuant to the Cooperation Agreement, Shanghai Lottery retained WinWin Shanghai on an exclusive basis to provide advice and counsel on lottery management, lottery television programs, lottery sales, marketing, promotion, distribution and training of sales and marketing personnel associated with the foregoing relating to a new online instant lottery ticket game or series of games recently approved by the Central Government of China ("Games") for rollout in the Shanghai municipal district. In addition, WinWin Shanghai is obligated to provide the services necessary to accomplish the production of a new online instant lottery ticket television program tied to the Games for broadcast with one or more of Shanghai Lottery's partners at local television stations.

WinWin Shanghai will bear all out of pocket costs relating to the implementation of the foregoing services during the first year of the three year term of the Cooperation Agreement. During the second and third years of the Cooperation Agreement, the cost of implementation shall be at the expense of the lottery operation itself and paid out of the revenues generated by the Games.

The Cooperation Agreement also provides that Shanghai Lottery will ensure that at least one television station in Shanghai municipal district will broadcast 50 episodes of the new online instant lottery television game show. The shows will broadcast at least once per week during prime time for 50 weeks per year. Each episode would be at least 20 minutes in length and would be tied to the Games.

In consideration for the services provided by WinWin Shanghai, WinWin Shanghai will receive on a quarterly basis a percentage of the aggregate gross revenue of the Games that are tied to the television shows and the specific Games that the parties designate in advance will benefit directly from WinWin Shanghai's services, advice, action, investment in out of pocket expenses, know how or other intellectual property. The percentage payable to WinWin Shanghai will be adjusted up or down in the second and third years of the term of the Cooperation Agreement based on increases or decreases in overall revenues derived from the Games.

The TV Cooperation Agreement further elaborates the agreement between WinWin Shanghai and the Shanghai Lottery regarding the production of a TV program (the "TV Program") tied to the Games. Pursuant to the TV Cooperation Agreement, WinWin Shanghai is obligated to retain Shanghai Lottery or its affiliate to produce a pilot program at a cost to WinWin Shanghai of $10,000. The pilot program will be used to obtain the approval of the TV Program from regulating authorities in China. In addition, WinWin Shanghai is obligated to pay Shanghai Lottery 3,000,000 RMB (US$ 362,463.30) for the production and broadcast of 50 original programs. The fee would include all pre-production, production, post-production, talent, broadcast and other related costs, fees, assessments, equipment usage, lighting, etc. The copyright for the programs will remain with both parties.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

      10.1 Cooperation Agreement, dated December 15, 2003, between WinWin Shanghai and Shanghai Lottery.

      10.2 TV Cooperation Agreement, dated December 15, 2003, between WinWin Shanghai and Shanghai Lottery.

      99 Press Release regarding Cooperation Agreement and TV Cooperation Agreement

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         WINWIN GAMING, INC.

                                         By: /s/ Patrick Rogers
                                            ------------------------------------
                                            Patrick Rogers, CEO and President

DATED: January 2, 2004

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                                  EXHIBIT INDEX

Exhibit
Number        Exhibit Description
-------       -------------------

10.1 Cooperation Agreement, dated December 15, 2003, between WinWin Shanghai and Shanghai Lottery.

10.2 TV Cooperation Agreement, dated December 15, 2003, between WinWin Shanghai and Shanghai Lottery.

99            Press Release regarding Cooperation Agreement and TV Cooperation
              Agreement